EXHIBIT 31.2

I, Stephen C. Haynes, certify that:

1.	I have reviewed this report on Form 10-K/A of Harvest Natural Resources, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2016

/s/ Stephen C. Haynes

Stephen C. Haynes

Vice President - Finance, Chief Financial

Officer and Treasurer